Exhibit 99.1

FedEx Corp. Reports Fourth Quarter and

Full-Year Earnings

MEMPHIS, Tenn., June 19, 2018 ... FedEx Corp. (NYSE: FDX) today reported the following consolidated results for the fourth quarter ended May 31 (adjusted measures exclude the items listed below for the applicable fiscal year):

	Fiscal 2018		Fiscal 2017
	As Reported (GAAP)	Adjusted (non-GAAP)	As Reported (GAAP)	Adjusted (non-GAAP)
Revenue	$17.3 billion	$17.3 billion	$15.7 billion	$15.7 billion
Operating income	$1.49 billion	$2.00 billion	$1.58 billion	$1.74 billion
Operating margin	8.6%	11.5%	10.1%	11.1%
Net income	$1.13 billion	$1.60 billion	$1.02 billion	$1.14 billion
Diluted EPS	$4.15	$5.91	$3.75	$4.19

This year’s and last year’s quarterly and full-year consolidated results have been adjusted for:

	Fiscal 2018		Fiscal 2017
Impact per diluted share	Fourth Quarter	Full Year	Fourth Quarter	Full Year
FedEx Supply Chain goodwill and other asset impairments	$1.40	$1.39	$—	$—
TNT Express integration expenses	0.39	1.36	0.32	0.91
FedEx Trade Networks legal matters	0.01	0.02	0.09	0.09
Mark-to-market (MTM) retirement plan accounting and other pension adjustments	(0.03)	(0.03)	(0.02)	(0.02)
Net U.S. deferred tax liability remeasurement	—	(4.22)	—	—
FedEx Ground legal matters	—	—	0.05	0.05

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“I am proud of the financial and operational results FedEx delivered in fiscal 2018 and extend well-deserved congratulations to our more than 425,000 team members worldwide for their continued dedication to the Purple Promise, which simply states, ‘I will make every FedEx experience outstanding,’” said Frederick W. Smith, FedEx Corp. chairman and chief executive officer. “It was a year of opportunities and challenges—anticipated and unexpected—and FedEx emerged more competitive than ever. In all my years at FedEx, I have never been so optimistic and so sure of our strategy and our ability to deliver an exciting future.”

Fourth quarter operating results benefited from higher base rates, increased volume and the favorable net impact of fuel at each transportation segment. Accelerated wage increases for certain hourly employees partially offset these benefits.

Fourth quarter net results include a $255 million net tax benefit ($0.94 per diluted share) from corporate structuring transactions as part of the ongoing integration of FedEx Express and TNT Express and a $133 million tax benefit ($0.49 per diluted share) from foreign tax credits associated with distributions to the U.S. from the company’s offshore operations.

Full-Year Results

FedEx Corp. reported the following consolidated results for the full year (adjusted measures exclude the items listed above for the applicable fiscal year):

	Fiscal 2018		Fiscal 2017
	As Reported (GAAP)	Adjusted (non-GAAP)	As Reported (GAAP)	Adjusted (non-GAAP)
Revenue	$65.5 billion	$65.5 billion	$60.3 billion	$60.3 billion
Operating income	$4.87 billion	$5.73 billion	$5.04 billion	$5.40 billion
Operating margin	7.4%	8.7%	8.4%	9.0%
Net income	$4.57 billion	$4.17 billion	$3.00 billion	$3.27 billion
Diluted EPS	$16.79	$15.31	$11.07	$12.09

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Full-year net results include tax benefits of $2.1 billion ($7.71 per diluted share) attributable to:

•	A $1.6 billion benefit from the Tax Cuts and Jobs Act (TCJA), which has three primary components:

•	A provisional benefit of $1.15 billion ($4.22 per diluted share) from the remeasurement of the company’s net U.S. deferred tax liability for lower tax rates;

•	A benefit of approximately $200 million ($0.75 per diluted share) from an incremental pension contribution made in the third quarter and deductible against the company’s prior year taxes at 35%; and

•	A benefit of approximately $265 million ($0.97 per diluted share) attributable to the phase-in of the reduced tax rate applied to the company’s earnings.

•	A net benefit of $255 million ($0.94 per diluted share) from corporate structuring transactions as part of the ongoing integration of FedEx Express and TNT Express; and

•	A benefit of $225 million ($0.83 per diluted share) from foreign tax credits associated with distributions to the U.S. from the company’s offshore operations.

Capital spending for fiscal 2018 was $5.7 billion.

For the year, the company repurchased 4.3 million shares of FedEx common stock for approximately $1 billion.

Outlook

FedEx is unable to forecast the fiscal 2019 year-end MTM retirement plan accounting adjustments. As a result, the company is unable to provide a fiscal 2019 earnings per share or effective tax rate (ETR) outlook on a GAAP basis.

New pension accounting rules will be in effect starting in fiscal 2019 that will impact operating margin but not net income or earnings per share. For reference, comparable measures for fiscal 2018 that have been recast to reflect application of the new rules are provided below.

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For fiscal 2019, FedEx is targeting:

•	Revenue growth of approximately 9%;

•	Operating margin of approximately 7.9% (compared to a recast fiscal 2018 operating margin of 6.5%);

•	Operating margin of approximately 8.5% excluding TNT Express integration expenses (compared to a recast fiscal 2018 operating margin of 7.8% excluding TNT Express integration expenses and FedEx Supply Chain goodwill and other asset impairment charges);

•	Earnings of $15.65 to $16.25 per diluted share before year-end MTM retirement plan accounting adjustments;

•	Earnings of $17.00 to $17.60 per diluted share before year-end MTM retirement plan accounting adjustments and excluding TNT Express integration expenses;

•	ETR of approximately 25% prior to year-end MTM retirement plan accounting adjustments, which is higher than the fiscal 2018 ETR due to tax benefits from transactions and TCJA impacts that will not reoccur during fiscal 2019; and

•	Capital spending of $5.6 billion.

These forecasts assume moderate economic growth. The company’s ETR and earnings per share outlook is based on current TCJA interpretative guidance and is subject to change based on future guidance.

“Our fiscal 2019 results will benefit from our continued focus on revenue quality as well as from synergy realization as we make progress in combining TNT Express with FedEx Express,” said Alan B. Graf, Jr., FedEx Corp. executive vice president and chief financial officer. “We expect improved earnings, cash flows and returns this fiscal year and remain committed to improving operating income at the FedEx Express segment by $1.2 to $1.5 billion in fiscal 2020 versus fiscal 2017.”

Aircraft Fleet Modernization

FedEx has ordered 12 incremental Boeing 777F aircraft and 12 incremental Boeing 767F aircraft as the next phase of the company’s ongoing fleet modernization program. The 777Fs will be delivered between fiscal 2021 and 2025. The 767Fs will be delivered between fiscal 2020 and 2022. These aircraft will be used to continue to improve the efficiency and reliability of the FedEx Express aircraft fleet and allow the company to take advantage of the capital expensing benefits of the TCJA.

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FedEx Trade Networks Realignment

Effective in the fourth fiscal quarter, the company realigned the specialty services companies FedEx Custom Critical and FedEx Supply Chain under the management of FedEx Trade Networks. Prior period results for the transportation segments have been recast to reflect the new alignment. The FedEx Trade Networks operating segment results are included in “Corporate, other and eliminations.”

FedEx Express Segment

For the fourth quarter, the FedEx Express segment reported (adjusted measures exclude TNT Express integration expenses):

	Fiscal 2018		Fiscal 2017
	As Reported (GAAP)	Adjusted (non-GAAP)	As Reported (GAAP)	Adjusted (non-GAAP)
Revenue	$9.60 billion	$9.60 billion	$8.82 billion	$8.82 billion
Operating income	$990 million	$1.10 billion	$888 million	$971 million
Operating income YOY change %	11%	13%
Operating margin	10.3%	11.5%	10.1%	11.0%

Revenue increased 9% due to higher yields across the global portfolio of package and freight services, as well as higher freight pounds. Operating results improved due to higher revenue, an $85 million gain on the sale of a non-core business of TNT Express and the favorable net impact of fuel and currency exchange. Results were partially offset by increased salaries and employee benefits. As-reported results include $110 million of TNT Express integration expenses.

FedEx Ground Segment

For the fourth quarter, the FedEx Ground segment reported:

	Fiscal 2018	Fiscal 2017	Change
Revenue	$4.80 billion	$4.30 billion	12%
Operating income	$832 million	$704 million	18%
Operating margin	17.3%	16.4%	0.9 pts

Strong revenue growth was driven by average daily package volume growth of 6% and higher base rates. Operating results improved due to the benefits from revenue growth and ongoing cost management, partially offset by higher purchased transportation rates and increased staffing and network expansion costs.

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FedEx Freight Segment

For the fourth quarter, the FedEx Freight segment reported:

	Fiscal 2018	Fiscal 2017	Change
Revenue	$1.86 billion	$1.60 billion	16%
Operating income	$175 million	$130 million	35%
Operating margin	9.4%	8.1%	1.3 pts

Revenue increased due to revenue per shipment growth of 8% and average daily shipment growth of 8%. Operating results improved primarily due to higher revenue per shipment.

Corporate Overview

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenues of $65 billion, the company offers integrated business solutions through operating companies competing collectively and managed collaboratively, under the respected FedEx brand. Consistently ranked among the world’s most admired and trusted employers, FedEx inspires its more than 425,000 team members to remain focused on safety, the highest ethical and professional standards and the needs of their customers and communities. To learn more about how FedEx connects people and possibilities around the world, please visit about.fedex.com.

Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs, Form 8-Ks, Statistical Books and fourth quarter fiscal 2018 Earnings Presentation. These materials, as well as a webcast of the earnings release conference call to be held at 5:00 p.m. EDT on June 19, are available on the company’s website at investors.fedex.com. A replay of the conference call webcast will be posted on our website following the call.

The Investor Relations page of our website, investors.fedex.com, contains a significant amount of information about FedEx, including our Securities and Exchange Commission (SEC) filings and financial and other information for investors. The information that we post on our Investor Relations website could be deemed to be material information. We encourage investors, the media and others interested in the company to visit this website from time to time, as information is updated and new information is posted.

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Certain statements in this press release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the global markets in which we operate, a significant data breach or other disruption to our technology infrastructure, our ability to successfully integrate the businesses and operations of FedEx Express and TNT Express in the expected time frame or at the expected cost, changes in fuel prices or currency exchange rates, our ability to match capacity to shifting volume levels, new U.S. domestic or international government regulation, future guidance and interpretations relating to the TCJA and our ability to realize the benefits of certain provisions of the TCJA, our ability to effectively operate, integrate and leverage acquired businesses, our ability to achieve our FedEx Express segment profit improvement goal, legal challenges or changes related to owner-operators engaged by FedEx Ground and the drivers providing services on their behalf, disruptions or modifications in service by, or changes in the business or financial soundness of, the U.S. Postal Service, the impact from any terrorist activities or international conflicts and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and FedEx Corp.’s filings with the SEC. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Media Contact: Jess Bunn 901-818-7463

Investor Contact: Mickey Foster 901-818-7468

Home Page: fedex.com

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RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES

Fourth Quarter and Full-Year Fiscal 2018 and Fiscal 2017 Results

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or “reported”). We have supplemented the reporting of our financial information determined in accordance with GAAP with certain non-GAAP (or “adjusted”) financial measures, including our adjusted fourth quarter and adjusted full-year fiscal 2018 and 2017 consolidated operating income and margin, net income and diluted earnings per share, and adjusted fourth quarter fiscal 2018 and 2017 FedEx Express segment operating income and margin. These financial measures have been adjusted to exclude the impact of the following items (as applicable):

•	FedEx Supply Chain goodwill and other asset impairment charges incurred in fiscal 2018;

•	TNT Express integration expenses incurred in fiscal 2018 and 2017;

•	Fiscal 2018 and 2017 charges related to certain pending U.S. Customs and Border Protection matters involving FedEx Trade Networks;

•	Fiscal 2018 and 2017 year-end MTM retirement plan accounting and other pension adjustments for our defined benefit pension and other postretirement plans;

•	Net U.S. deferred tax liability remeasurement during fiscal 2018; and

•	Expenses incurred in fiscal 2017 in connection with the settlement of (and certain expected losses relating to) independent contractor litigation matters involving FedEx Ground.

The goodwill and other asset impairment charges at FedEx Supply Chain, litigation- and legal-related matters and MTM retirement plan accounting and other pension adjustments are excluded from our fourth quarter and full-year fiscal 2018 and 2017 consolidated non-GAAP financial measures, as applicable, because they are unrelated to our core operating performance and to assist investors with assessing trends in our underlying businesses.

We have incurred and expect to incur significant expenses over the next few years in connection with our integration of TNT Express. We have adjusted our fourth quarter and full-year fiscal 2018 and 2017 consolidated financial measures and the FedEx Express segment fourth quarter fiscal 2018 and 2017 financial measures to exclude TNT Express integration expenses because we generally would not incur such expenses as part of our continuing operations. The integration expenses are predominantly incremental costs

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directly associated with the integration of TNT Express, including professional and legal fees, salaries and wages, advertising expenses and travel. Internal salaries and wages are included only to the extent the individuals are assigned full-time to integration activities. The integration expenses also include any restructuring charges at TNT Express.

The provisional benefit from the remeasurement of our net U.S. deferred tax liability as of the date of the enactment of the TCJA is excluded from our full-year fiscal 2018 consolidated non-GAAP financial measures because it results from the non-recurring impact of a significant change in the U.S. federal statutory tax rate due to the enactment of the TCJA on our overall deferred tax position, which accumulated over many reporting periods prior to enactment. The adjustment to our full-year fiscal 2018 consolidated financial measures related to the TCJA includes only this transitional impact.

We have not included the benefit from our incremental pension contribution made in February 2018 and deductible against our prior year taxes at 35% in the adjustment because the contribution was made in connection with our ongoing pension management strategy. Additionally, we have not included the benefit attributable to the phase-in of the reduced tax rate applied to our fiscal 2018 earnings in the adjustment because the impact of the reduced tax rate on current year earnings will be ongoing. Finally, we have not included the provisional benefit related to the one-time transition tax on previously deferred foreign earnings in the adjustment because the amount of this provisional benefit at the end of fiscal 2018 was not material to our overall tax position. The provisional benefits related to the remeasurement of our net U.S. deferred tax liability and the one-time transition tax on previously deferred foreign earnings are estimates subject to adjustment during a 12-month measurement period ending December 22, 2018.

We believe these adjusted financial measures facilitate analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of, or are unrelated to, the company’s and our business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. These adjustments are consistent with how management views our businesses. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating the company’s and each business segment’s ongoing performance.

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Our non-GAAP measures are intended to supplement and should be read together with, and are not an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of our financial statements should not place undue reliance on these non-GAAP financial measures. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. As required by SEC rules, the tables below present a reconciliation of our presented non-GAAP financial measures to the most directly comparable GAAP measures.

Recast Fiscal 2018 Operating Margin and Fiscal 2019 Operating Margin, Earnings Per Share and ETR Forecasts

Our recast fiscal 2018 operating margin (to reflect application of the new pension accounting rules that will be in effect starting in fiscal 2019) that excludes fiscal 2018 TNT Express integration expenses and FedEx Supply Chain goodwill and other asset impairment charges is a non-GAAP financial measure because of these exclusions. Our fiscal 2019 operating margin forecast is a non-GAAP financial measure because it excludes estimated fiscal 2019 TNT Express integration expenses. Our fiscal 2019 earnings per share (EPS) forecast is a non-GAAP financial measure because it excludes the fiscal 2019 year-end MTM retirement plan accounting adjustments and estimated fiscal 2019 TNT Express integration expenses. Our fiscal 2019 ETR forecast is a non-GAAP financial measure because it excludes the fiscal 2019 year-end MTM retirement plan accounting adjustments.

We have provided these non-GAAP financial measures for the same reasons that were outlined above for historical non-GAAP measures. These items are excluded from our recast fiscal 2018 operating margin and our fiscal 2019 operating margin, EPS and ETR forecasts, as applicable, for the same reasons described above for historical non-GAAP measures.

We are unable to predict the amount of the year-end MTM retirement plan accounting adjustments, as they are significantly impacted by changes in interest rates and the financial markets, so such adjustments are not included in our fiscal 2019 EPS and ETR forecasts. For this reason, a full reconciliation of our fiscal 2019 EPS and ETR forecasts to the most directly comparable GAAP measures is impracticable. It is reasonably possible, however, that our fiscal 2019 year-end MTM retirement plan accounting adjustments could have a material impact on our fiscal 2019 consolidated financial results and ETR.

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As discussed above, the provisional benefit from the remeasurement of our net U.S. deferred tax liability included in our fiscal 2018 earnings is an estimate subject to adjustment during a 12-month measurement period ending in fiscal 2019. Any adjustment to this provisional benefit will be excluded from our fiscal 2019 non-GAAP earning measures, which is consistent with our presentation of the effects of the initial provisional benefit in our fiscal 2018 non-GAAP earnings measures.

The table included below titled “Fiscal 2019 Earnings Per Share Outlook” outlines the impacts of the items that are excluded from our fiscal 2019 EPS forecast, other than the year-end MTM retirement plan accounting adjustments. Additionally, the tables below titled “Fiscal 2018 Recast Operating Margin for Pension Accounting Change” and “Fiscal 2019 Operating Margin Forecast” present reconciliations of our presented non-GAAP measures to the most directly comparable GAAP measures.

Fourth Quarter Fiscal 2018

FedEx Corporation

	Operating		Income Taxes[1,2]	Net Income[2,3]	Diluted Earnings Per Share[2]
Dollars in millions, except EPS	Income	Margin
GAAP measure	$1,490	8.6%	$231	$1,127	$4.15
FedEx Supply Chain goodwill and other asset impairments[4]	380	2.2%	1	379	1.40
TNT Express integration expenses[5]	136	0.8%	30	106	0.39
FedEx Trade Networks legal matters	1	—	(1)	2	0.01
MTM retirement plan accounting and other pension adjustments[6]	(10)	(0.1%)	(1)	(9)	(0.03)

Non-GAAP measure	$1,997	11.5%	$261	$1,604	$5.91

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Fourth Quarter Fiscal 2018 (continued)

FedEx Express Segment

	Operating
Dollars in millions	Income	Margin[2]
GAAP measure	$990	10.3%
TNT Express integration expenses	110	1.1%

Non-GAAP measure	$1,100	11.5%

Full-Year Fiscal 2018

FedEx Corporation

	Operating		Income Taxes[1,2]	Net Income[2,3]	Diluted Earnings Per Share
Dollars in millions, except EPS	Income	Margin
GAAP measure	$4,870	7.4%	($219)	$4,572	$16.79
FedEx Supply Chain goodwill and other asset impairments[4]	380	0.6%	1	379	1.39
TNT Express integration expenses[5]	477	0.7%	105	372	1.36
FedEx Trade Networks legal matters	8	—	2	6	0.02
MTM retirement plan accounting and other pension adjustments[6]	(10)	—	(1)	(9)	(0.03)
Net U.S. deferred tax liability remeasurement	—	—	1,150	(1,150)	(4.22)

Non-GAAP measure	$5,725	8.7%	$1,039	$4,169	$15.31

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Fourth Quarter Fiscal 2017

FedEx Corporation

	Operating		Income Taxes[1]	Net Income[3]	Diluted Earnings Per Share
Dollars in millions, except EPS	Income	Margin
GAAP measure	$1,581	10.1%	$440	$1,020	$3.75
MTM retirement plan accounting adjustments[6]	(24)	(0.1%)	(18)	(6)	(0.02)
TNT Express integration expenses[5]	124	0.8%	37	87	0.32
FedEx Trade Networks legal matters	39	0.2%	15	24	0.09
FedEx Ground legal matters	22	0.1%	9	13	0.05

Non-GAAP measure	$1,742	11.1%	$483	$1,138	$4.19

FedEx Express Segment

	Operating
Dollars in millions	Income	Margin
GAAP measure	$888	10.1%
TNT Express integration expenses	83	0.9%

Non-GAAP measure	$971	11.0%

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Full-Year Fiscal 2017

FedEx Corporation

	Operating		Income Taxes[1]	Net Income[3]	Diluted Earnings Per Share[2]
Dollars in millions, except EPS	Income	Margin
GAAP measure	$5,037	8.4%	$1,582	$2,997	$11.07
MTM retirement plan accounting adjustments[6]	(24)	—	(18)	(6)	(0.02)
TNT Express integration expenses[5]	327	0.5%	82	245	0.91
FedEx Trade Networks legal matters	39	0.1%	15	24	0.09
FedEx Ground legal matters	22	—	9	13	0.05

Non-GAAP measure	$5,401	9.0%	$1,670	$3,273	$12.09

Fiscal 2018 Recast Operating Margin for Pension Accounting Change

Operating Margin
GAAP measure	7.4%
Pension accounting change	(0.9%)

Recast GAAP measure	6.5%
TNT Express integration expenses[5]	0.7%
FedEx Supply Chain goodwill and other asset impairments	0.6%

Recast non-GAAP measure[7]	7.8%

Fiscal 2019 Operating Margin Forecast

Operating Margin
GAAP measure	7.9%
TNT Express integration expenses	0.6%

Non-GAAP measure	8.5%

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Fiscal 2019 Earnings Per Share Outlook

Dollars in millions, except EPS	Adjustments	Diluted Earnings Per Share
Earnings per diluted share before year-end MTM retirement plan accounting adjustments (non-GAAP)[8]		$15.65 to $16.25
TNT Express integration expenses	$450
Income tax effect[1]	(85)

Net of tax effect	$365	1.35

Earnings per diluted share with adjustments[8]		$17.00 to $17.60

Notes:

1 –	Income taxes are based on the company’s approximate statutory tax rates applicable to each transaction, and for fiscal 2018 and 2019, give consideration to the effects of the TCJA on the fiscal 2018 and 2019 rates.
2 –	Does not sum to total due to rounding.
3 –	Effect of “Total other (expense) income” on net income amount not shown.
4 –	Goodwill impairment charges are not deductible for income tax purposes.
5 –	These expenses, including restructuring charges at TNT Express, were recognized at FedEx Corporate and FedEx Express.
6 –	MTM retirement plan accounting adjustments reflect the year-end adjustment to the valuation of the company’s defined benefit pension and other postretirement plans. MTM retirement plan accounting and other pension adjustments include the one-time $210 million charge recognized in the fourth quarter of fiscal 2018 related to the previously announced transfer of approximately $6 billion of FedEx Corporation’s tax-qualified U.S. domestic pension plan obligations to Metropolitan Life Insurance Company.
7 –	The expenses related to the FedEx Trade Networks legal matters do not impact the fiscal 2018 recast operating margin and, therefore, are not included as an adjustment.
8 –	The year-end MTM retirement plan accounting adjustments, which are impracticable to calculate at this time, are excluded.

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FEDEX CORP. FINANCIAL HIGHLIGHTS

Fourth Quarter Fiscal 2018

(In millions, except earnings per share)

(Unaudited)

	Three Months Ended				Twelve Months Ended
	May 31				May 31
	2018 [1]	2017 [2]	%		2018 [1]	2017 [2]	%
Revenue:
FedEx Express segment	$9,598	$8,822	9%		$36,172	$33,824	7%
FedEx Ground segment	4,797	4,296	12%		18,395	16,503	11%
FedEx Freight segment	1,862	1,600	16%		6,812	6,070	12%
FedEx Services segment	437	423	3%		1,650	1,621	2%
Other and eliminations	620	587	6%		2,421	2,301	5%

Total Revenue	17,314	15,728	10%		65,450	60,319	9%
Operating Expenses:
Salaries and employee benefits	5,966	5,483	9%		23,207	21,542	8%
Purchased transportation	3,881	3,461	12%		15,101	13,630	11%
Rentals and landing fees	835	814	3%		3,361	3,240	4%
Depreciation and amortization	802	754	6%		3,095	2,995	3%
Fuel	939	730	29%		3,374	2,773	22%
Maintenance and repairs	654	609	7%		2,622	2,374	10%
Goodwill and other asset impairment charges	380	—	NM		380	—	NM
Retirement plans mark-to-market adjustment	(10)	(24)	NM		(10)	(24)	NM
Other	2,377	2,320	2%		9,450	8,752	8%

Total Operating Expenses	15,824	14,147	12%		60,580	55,282	10%
Operating Income:
FedEx Express segment	990	888	11%		2,578	2,769	(7%	)
FedEx Ground segment	832	704	18%		2,605	2,279	14%
FedEx Freight segment	175	130	35%		517	390	33%
Corporate, other and eliminations	(507)	(141)	NM		(830)	(401)	NM

Total Operating Income	1,490	1,581	(6%	)	4,870	5,037	(3%	)
Other (Expense) Income:
Interest, net	(147)	(125)	18%		(510)	(479)	6%
Other, net	15	4	NM		(7)	21	NM

Total Other Expense	(132)	(121)	9%		(517)	(458)	13%

Pretax Income	1,358	1,460	(7%	)	4,353	4,579	(5%	)
Provision for Income Taxes	231	440	(48%	)	(219)	1,582	NM

Net Income	$1,127	$1,020	10%		$4,572	$2,997	53%

Diluted Earnings Per Share	$4.15	$3.75	11%		$16.79	$11.07	52%

Weighted Average Diluted Common and Common Equivalent Shares	271	271	—		272	270	1%
Capital Expenditures	$1,669	$1,326	26%		$5,663	$5,116	11%

1 –	Includes $136 million of integration expenses, including restructuring charges, for the fourth quarter (of which $110 million was within the FedEx Express segment) and $477 million for the full year of fiscal 2018 (of which $380 million was within the FedEx Express segment). Also includes $380 million of goodwill and other asset impairment charges related to FedEx Supply Chain for the fourth quarter and full year of fiscal 2018. Also includes a provisional benefit of $1.15 billion from the remeasurement of the company’s net U.S. deferred tax liability for lower tax rates for the full year of fiscal 2018.
2 –	Includes $124 million of integration expenses, including restructuring charges, for the fourth quarter (of which $83 million was within the FedEx Express segment) and $327 million for the full year of fiscal 2017 (of which $206 million was within the FedEx Express segment). Also includes $39 million and $22 million in connection with the legal matters involving FedEx Trade Networks and FedEx Ground, respectively, for the fourth quarter and full year of fiscal 2017 included in “Corporate, other and eliminations”.

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS

Fourth Quarter Fiscal 2018

(In millions)

	May 31, 2018
	(Unaudited)	May 31, 2017
ASSETS

Current Assets
Cash and cash equivalents	$3,265	$3,969
Receivables, less allowances	8,552	7,599
Spare parts, supplies and fuel, less allowances	525	514
Prepaid expenses and other	1,040	546

Total current assets	13,382	12,628
Property and Equipment, at Cost	55,121	50,626
Less accumulated depreciation and amortization	26,967	24,645

Net property and equipment	28,154	25,981

Other Long-Term Assets
Goodwill	6,973	7,154
Other assets	3,821	2,789

Total other long-term assets	10,794	9,943

	$52,330	$48,552

LIABILITIES AND STOCKHOLDERS’ INVESTMENT

Current Liabilities
Current portion of long-term debt	$1,342	$22
Accrued salaries and employee benefits	2,177	1,914
Accounts payable	2,996	2,752
Accrued expenses	3,112	3,230

Total current liabilities	9,627	7,918

Long-Term Debt, Less Current Portion	15,243	14,909

Other Long-Term Liabilities
Deferred income taxes	2,867	2,485
Pension, postretirement healthcare and other benefit obligations	2,187	4,487
Self-insurance accruals	1,784	1,494
Deferred lease obligations	551	531
Deferred gains, principally related to aircraft transactions	121	137
Other liabilities	534	518

Total other long-term liabilities	8,044	9,652

Commitments and Contingencies

Common Stockholders’ Investment
Common stock, $0.10 par value, 800 million shares authorized	32	32
Additional paid-in capital	3,117	3,005
Retained earnings	24,823	20,833
Accumulated other comprehensive loss	(578)	(415)
Treasury stock, at cost	(7,978)	(7,382)

Total common stockholders’ investment	19,416	16,073

	$52,330	$48,552

FEDEX CORP. CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS

Fiscal 2018

(In millions)

(Unaudited)

	Year Ended
	May 31
	2018	2017
Operating Activities:
Net income	$4,572	$2,997
Noncash charges:
Retirement plans mark-to-market adjustment	(10)	(24)
Goodwill and other asset impairment charges	380	—
Depreciation and amortization	3,095	2,995
Other, net	182	1,199
Gain from sale of business	(85)	—
Gain from sale of an investment	—	(35)
Changes in operating assets and liabilities, net	(3,460)	(2,202)

Cash provided by operating activities	4,674	4,930

Investing Activities:
Capital expenditures	(5,663)	(5,116)
Business acquisitions, net of cash acquired	(179)	—
Proceeds from sale of business	123	—
Proceeds from asset dispositions and other	42	135

Cash used in investing activities	(5,677)	(4,981)

Financing Activities:
Principal payments on debt	(38)	(82)
Proceeds from debt issuances	1,480	1,190
Proceeds from stock issuances	327	337
Dividends paid	(535)	(426)
Purchase of treasury stock	(1,017)	(509)
Other, net	10	18

Cash provided by financing activities	227	528
Effect of exchange rate changes on cash	72	(42)

Net (decrease) increase in cash and cash equivalents	(704)	435

Cash and cash equivalents at beginning of period	3,969	3,534

Cash and cash equivalents at end of period	$3,265	$3,969

FEDEX EXPRESS SEGMENT FINANCIAL HIGHLIGHTS

Fourth Quarter Fiscal 2018

(Dollars in millions)

(Unaudited)

	Three Months Ended				Twelve Months Ended
	May 31				May 31
	2018	2017	%		2018	2017	%
Revenues:
Package Revenue:
U.S. Overnight Box	$1,900	$1,782	7%		$7,273	$6,955	5%
U.S. Overnight Envelope	471	463	2%		1,788	1,750	2%

Total U.S. Overnight	2,371	2,245	6%		9,061	8,705	4%
U.S. Deferred	942	928	2%		3,738	3,526	6%

Total U.S. Package Revenue	3,313	3,173	4%		12,799	12,231	5%

International Priority	1,963	1,797	9%		7,356	6,940	6%
International Economy	877	775	13%		3,255	2,876	13%

Total International Export Package	2,840	2,572	10%		10,611	9,816	8%
International Domestic[1]	1,201	1,090	10%		4,587	4,227	9%

Total Package Revenue	7,354	6,835	8%		27,997	26,274	7%
Freight Revenue:
U.S.	757	632	20%		2,797	2,527	11%
International Priority	598	516	16%		2,179	1,910	14%
International Economy	562	473	19%		1,916	1,740	10%
International Airfreight	92	85	8%		368	355	4%

Total Freight Revenue	2,009	1,706	18%		7,260	6,532	11%
Other Revenue	235	281	(16%)		915	1,018	(10%)

Total Express Revenue	$9,598	$8,822	9%		$36,172	$33,824	7%
Operating Expenses:
Salaries and employee benefits	3,365	3,135	7%		13,096	12,278	7%
Purchased transportation	1,336	1,228	9%		5,109	4,721	8%
Rentals and landing fees	485	482	1%		1,987	1,947	2%
Depreciation and amortization	431	416	4%		1,679	1,662	1%
Fuel	801	625	28%		2,889	2,378	21%
Maintenance and repairs	430	398	8%		1,753	1,553	13%
Intercompany charges	533	492	8%		2,045	1,886	8%
Other	1,227	1,158	6%		5,036	4,630	9%

Total Operating Expenses	8,608	7,934	8%		33,594	31,055	8%

Operating Income	$990	$888	11%		$2,578	$2,769	(7%)

Operating Margin	10.3%	10.1%	0.2 p	ts	7.1%	8.2%	(1.1 p	ts)

1 -	International Domestic revenues represent international intra-country operations.

FEDEX EXPRESS SEGMENT OPERATING HIGHLIGHTS

Fourth Quarter Fiscal 2018

(Unaudited)

	Three Months Ended				Twelve Months Ended
	May 31				May 31
	2018	2017	%		2018	2017	%
PACKAGE STATISTICS

Average Daily Package Volume (000s):
U.S. Overnight Box	1,257	1,202	5%		1,252	1,265	(1%	)
U.S. Overnight Envelope	551	565	(2%	)	549	561	(2%	)

Total U.S. Overnight Package	1,808	1,767	2%		1,801	1,826	(1%	)
U.S. Deferred	878	890	(1%	)	928	900	3%

Total U.S. Domestic Package	2,686	2,657	1%		2,729	2,726	—

International Priority	534	540	(1%	)	527	527	—
International Economy	277	265	5%		268	254	6%

Total International Export Package	811	805	1%		795	781	2%
International Domestic[1]	2,377	2,405	(1%	)	2,429	2,394	1%

Total Average Daily Packages	5,874	5,867	—		5,953	5,901	1%

Yield (Revenue Per Package):
U.S. Overnight Box	$23.26	$22.81	2%		$22.80	$21.57	6%
U.S. Overnight Envelope	13.15	12.60	4%		12.77	12.24	4%

U.S. Overnight Composite	20.17	19.55	3%		19.74	18.70	6%
U.S. Deferred	16.52	16.04	3%		15.79	15.36	3%

U.S. Domestic Composite	18.98	18.37	3%		18.40	17.60	5%

International Priority	56.50	51.20	10%		54.69	51.66	6%
International Economy	48.72	44.88	9%		47.63	44.41	7%

Total International Export Composite	53.85	49.12	10%		52.31	49.30	6%
International Domestic[1]	7.77	6.98	11%		7.41	6.92	7%

Composite Package Yield	$19.26	$17.93	7%		$18.44	$17.46	6%

FREIGHT STATISTICS

Average Daily Freight Pounds (000s):
U.S.	8,512	8,050	6%		8,362	8,185	2%
International Priority	5,515	5,409	2%		5,386	5,213	3%
International Economy	13,738	12,795	7%		12,603	12,274	3%
International Airfreight	1,811	1,787	1%		1,939	1,902	2%

Total Avg Daily Freight Pounds	29,576	28,041	5%		28,290	27,574	3%

Revenue Per Freight Pound:
U.S.	$1.37	$1.21	13%		$1.31	$1.21	8%
International Priority	1.67	1.46	14%		1.59	1.44	10%
International Economy	0.63	0.57	11%		0.60	0.56	7%
International Airfreight	0.78	0.73	7%		0.75	0.73	3%

Composite Freight Yield	$1.03	$0.94	10%		$1.01	$0.93	9%

Operating Weekdays	65	65	—		255	255	—

1 -	International Domestic revenues represent international intra-country operations.

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Fourth Quarter Fiscal 2018

(Dollars in millions)

(Unaudited)

	Three Months Ended				Twelve Months Ended
	May 31				May 31
	2018	2017	%		2018	2017	%
FINANCIAL HIGHLIGHTS

Revenue	$4,797	$4,296	12%		$18,395	$16,503	11%
Operating Expenses:
Salaries and employee benefits	745	653	14%		2,955	2,610	13%
Purchased transportation	1,992	1,778	12%		7,936	7,177	11%
Rentals	188	180	4%		754	696	8%
Depreciation and amortization	177	162	9%		681	627	9%
Fuel	2	2	—		12	10	20%
Maintenance and repairs	82	78	5%		309	293	5%
Intercompany charges	365	333	10%		1,443	1,316	10%
Other	414	406	2%		1,700	1,495	14%

Total Operating Expenses	3,965	3,592	10%		15,790	14,224	11%

Operating Income	$832	$704	18%		$2,605	$2,279	14%

Operating Margin	17.3%	16.4%	0.9	pts	14.2%	13.8%	0.4	pts

OPERATING STATISTICS

Operating Weekdays	65	65	—		255	255	—
Average Daily Package Volume (000s)	8,125	7,700	6%		8,336	7,896	6%
Yield (Revenue Per Package)	$9.05	$8.57	6%		$8.63	$8.18	6%

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Fourth Quarter Fiscal 2018

(Dollars in millions)

(Unaudited)

	Three Months Ended				Twelve Months Ended
	May 31				May 31
	2018	2017	%		2018	2017	%
FINANCIAL HIGHLIGHTS

Revenue	$1,862	$1,600		16%	$6,812	$6,070		12%
Operating Expenses:
Salaries and employee benefits	874	778		12%	3,292	3,006		10%
Purchased transportation	237	180		32%	847	717		18%
Rentals	39	35		11%	153	134		14%
Depreciation and amortization	80	69		16%	296	265		12%
Fuel	135	102		32%	471	384		23%
Maintenance and repairs	60	56		7%	227	214		6%
Intercompany charges	130	123		6%	502	481		4%
Other	132	127		4%	507	479		6%

Total Operating Expenses	1,687	1,470		15%	6,295	5,680		11%

Operating Income	$175	$130		35%	$517	$390		33%

Operating Margin	9.4%	8.1%	1.3 p	ts	7.6%	6.4%	1.2 p	ts

OPERATING STATISTICS

Operating Weekdays	65	65		—	254	254		—
Average Daily Shipments (000s)
Priority	77.5	71.7		8%	74.5	70.6		6%
Economy	33.1	31.0		7%	31.9	31.0		3%

Total Average Daily Shipments	110.6	102.7		8%	106.4	101.6		5%
Weight Per Shipment (lbs)
Priority	1,237	1,183		5%	1,213	1,176		3%
Economy	1,107	1,152		(4%)	1,134	1,129		—

Composite Weight Per Shipment	1,198	1,174		2%	1,190	1,161		2%
Revenue/Shipment
Priority	$246.33	$224.60		10%	$236.78	$221.67		7%
Economy	289.24	274.65		5%	286.85	265.77		8%

Composite Revenue/Shipment	$259.16	$239.68		8%	$251.93	$235.20		7%
Revenue/CWT
Priority	$19.92	$18.98		5%	$19.52	$18.85		4%
Economy	26.13	23.83		10%	25.29	23.55		7%

Composite Revenue/CWT	$21.63	$20.41		6%	$21.18	$20.25		5%